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                                                                  EXHIBIT (E)(2)

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
405 King Street - 4th Floor, Wilmington, DE 19801

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PLEASE PRINT ALL ANSWERS                                                       SUPPLEMENTAL APPLICATION FOR LIFE INSURANCE
--------------------------------------------------------------------------------------------------------------------------
1. Proposed  Last Name         First Name         Middle Initial      2. Date of Birth         3.  Social Security Number
   Insured   ______________________________________________________   ______________________   ___________________________
4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)


     GUARANTEED ACCOUNT                                   ____%
     ------------------
     AIM VARIABLE INSURANCE FUNDS
     ----------------------------
     (INVESCO VARIABLE INSURANCE FUNDS)
     ----------------------------------
     Invesco Van Kampen V.I. High Yield Fund              ____%  GOLDMAN SACHS VARIABLE INSURANCE TRUST
     Invesco Van Kampen V.I. Mid Cap Value Fund           ____%  --------------------------------------
                                                                 Strategic International Equity Fund                 ____%
                                                                 Structured U.S. Equity Fund                         ____%
     ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND INC.
     ----------------------------------------------------
     Growth Portfolio - Class A                           ____%  JPMORGAN INSURANCE TRUST
     Growth & Income Portfolio - Class A                  ____%  ------------------------
     Large Cap Growth Portfolio - Class A                 ____%  Small Cap Core Portfolio                            ____%
     Small Cap Growth Portfolio - Class A                 ____%
                                                                 NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                                                                 AMT Partners Portfolio                              ____%
     AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
     ------------------------------------------
     VP Income & Growth Fund                              ____%  PIMCO VARIABLE INSURANCE TRUST
     VP International Fund                                ____%  ------------------------------
                                                                 High Yield Portfolio - Admin. Class                 ____%
                                                                 Long-Term placecountry-regionU.S. Gov't Portfolio -
                                                                   Admin. Class                                      ____%
     BLACKROCK  VARIABLE SERIES FUNDS, INC.                      Real Return Portfolio - Admin. Class                ____%
     --------------------------------------                      Short-Term Portfolio - Admin. Class                 ____%
     BlackRock Basic Value V.I. Fund - Class I            ____%  Total Return Portfolio - Admin. Class               ____%
     BlackRock Capital Appreciation V.I. Fund - Class I   ____%
     BlackRock Government Income V.I. Fund - Class I      ____%  THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
     BlackRock Value Opportunities V.I. Fund - Class I    ____%  ---------------------------------------
                                                                 Emerging Markets Equity Portfolio - Class I         ____%
     CREDIT SUISSE TRUST                                         Core Plus Fixed Income Portfolio - Class I          ____%
     -------------------                                         Mid Cap Growth Portfolio - Class I                  ____%
     International Equity Flex III Portfolio              ____%
     U.S. Equity Flex I Portfolio                         ____%
                                                                 VALIC COMPANY I
                                                                 ---------------
     FIDELITY VARIABLE INSURANCE PRODUCTS                        International Equities Fund                         ____%
     -------------------------------------                       Mid Cap Index Fund                                  ____%
     VIP Balanced Portfolio - Initial Class               ____%  Small Cap Index Fund                                ____%
     VIP Contrafund Portfolio - Initial Class             ____%
     VIP Index 500 Portfolio - Initial Class              ____%  VANGUARD VARIABLE INSURANCE FUND
     VIP Money Market  Portfolio - Initial Class          ____%  --------------------------------
                                                                 Total Bond Market Index Portfolio                   ____%
     FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST        Total Stock Market Index Portfolio                  ____%
     ----------------------------------------------------
     Developing Markets Securities Fund - Class 2         ____%
     Foreign Securities Fund - Class 2                    ____%
     Growth Securities Fund - Class 2                     ____%

         NOTE: THE NET PREMIUM WILL BE ALLOCATED TO THE MONEY MARKET FUND UNTIL THE END OF THE RIGHT TO EXAMINE
         CERTIFICATE PERIOD.

5.   Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Fidelity Money Market Portfolio.   YES   NO
     If elected you must complete the Dollar Cost Averaging Plan Request Form.)                           [_]   [_]

6.   (a) Did the Owner receive current prospectuses?
     (b) Does the Owner understand that:
            THE DEATH BENEFIT MAY INCREASE OR DECREASE DEPENDING ON INVESTMENT PERFORMANCE?               [_]   [_]
            THE CASH VALUE MAY INCREASE OR DECREASE DEPENDING ON INVESTMENT PERFORMANCE?                  [_]   [_]
            The Certificate will lapse if the cash surrender value becomes insufficient to cover the
             total monthly deductions?                                                                    [_]   [_]
     (c) Does the Owner believe that this Certificate will meet insurance needs and financial objectives? [_]   [_]
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7.   Suitability   What is the Owner's:  Approximate net worth  ________________
                                         Income earned          ________________
                                         Income unearned        ________________
                                         Number of dependents   ________________
                                         Marginal tax bracket   ________________

Investment Objective(s)(check all that apply): Growth ____ Growth and Income ____ Income ____ Capital Appreciation ____ Speculation

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on _______________________________________, 20____
                                                                Signature of Owner
at ________________________, State of ___________________

_________________________________________________________       ______________________________________________
Signature of Soliciting Agent                                   Signature of Proposed Insured if not Owner

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